Exhibit 23

[LETTERHEAD OF MOFFITT & COMPANY, P.C.]

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

NuTech Digital, Inc.
Van Nuys, California

We consent to the use in this registration statement on Form SB-2 of our report dated March 2, 2002 relating to the audit of your financial statements as of December 31, 2001 and 2000 and our report dated April 23, 2002 relating to your reviewed financial statement as of March 31, 2002 and for the three months ended March 31, 2002 and 2001.

Moffitt & Company, P.C.
Scottsdale, Arizona

May 16, 2002